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EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 UNITED STATES CODE § 1350

        Each of the undersigned hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2003 of Lincoln Benefit Life Company filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Lincoln Benefit Life Company.

Date: August 14, 2003	/s/ CASEY J. SYLLA Casey J. Sylla Chairman of the Board and Chief Executive Officer
/s/ STEVEN E. SHEBIK Steven E. Shebik Senior Vice President and Chief Financial Officer

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  EXHIBIT 32
CERTIFICATIONS PURSUANT TO 18 UNITED STATES CODE § 1350